EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, in their capacities as Chief Executive Officer and Chief Financial Officer, respectively, of NetREIT, (the “Company”) that, to his knowledge, this Quarterly Report on Form 10-Q for the period ended June 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Date: August 12, 2009	By:	/s/ Jack K. Heilbron
Jack K. Heilbron,
Chief Executive Officer

Date: August 12, 2009	By:	/s/ Kenneth W. Elsberry
Kenneth W. Elsberry,
Chief Financial Officer